                                                                   EXHIBIT 4.4.1

                          FIRST SUPPLEMENTAL INDENTURE
                        TO INDENTURE DATED APRIL 1, 1996



     FIRST SUPPLEMENTAL INDENTURE, dated as of December 30, 1996, among CHESAPEAKE ENERGY CORPORATION, a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee, to the Indenture (as such term is defined in Article I below) and CHESAPEAKE OKLAHOMA CORPORATION, an Oklahoma corporation ("Chesapeake Oklahoma").

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $120,000,000 in aggregate principal amount of the Securities; and

     WHEREAS, in order to realize a significant annual savings in franchise taxes, the Company and its shareholders have approved the change of the Company's state of incorporation from Delaware to Oklahoma, with such reincorporation to be accomplished by the merger effective December 31, 1996 of the Company with and into its wholly-owned subsidiary, Chesapeake Oklahoma (the "Merger");

     WHEREAS, immediately following the Merger, Chesapeake Oklahoma will be renamed Chesapeake Energy Corporation and continue conducting business as the successor to business, management, assets, and liabilities of the Company;

     WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company may merge with any Person provided the Company delivers to the Trustee prior to the consummation of the transaction, an Officers' Certificate and Opinion of Counsel stating that the transaction and related supplemental indenture comply with the Indenture;

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holders to reflect a merger complying with Section 5.01; and

     WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors, and Chesapeake Oklahoma and all actions necessary to make this First Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors, and Chesapeake Oklahoma covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 The definitions set forth in or incorporated by reference in
Article I of the Indenture shall be applicable to this First Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this First Supplemental Indenture, the following terms shall have the following meanings:

     "Indenture" means the Original Indenture, as amended by this First Supplemental Indenture, relating to the Securities.

     "Original Indenture" means the Indenture dated as of April 1, 1996 among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities.


                                   ARTICLE II

                        ASSUMPTION OF COMPANY OBLIGATIONS

     SECTION 2.1 As the surviving entity in the Merger with the Company, effective upon the consummation of the Merger, Chesapeake Oklahoma hereby assumes the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of the Company under the Indenture.

     SECTION 2.2 Pursuant to Section 5.02 of the Indenture, upon consummation of the Merger, Chesapeake Oklahoma succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Chesapeake Oklahoma had been named as the Company therein and thereafter, the Company will be relieved of all further obligations and covenants under the Indenture and the Securities.


                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1 This First Supplemental Indenture is a supplemental indenture pursuant to Section 9.01 of the Indenture. Upon execution and delivery of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this First Supplemental Indenture will control.


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     SECTION 3.2 Except as they have been modified in this First Supplemental
Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

     SECTION 3.3 This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 3.4 This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                   CHESAPEAKE ENERGY CORPORATION, an
                                    Oklahoma corporation

                                    By /s/ AUBREY K. MCCLENDON
                                       ------------------------------------
                                       Aubrey K. McClendon, Chief Executive
                                       Officer


                                   CHESAPEAKE ENERGY CORPORATION, an
                                   Oklahoma corporation

                                   By /s/ AUBREY K. MCCLENDON
                                      ------------------------------------
                                      Aubrey K. McClendon, Chief Executive
                                      Officer


                                   UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                   By /s/ PATRICIA STERMER
                                      -------------------------------------
                                      PATRICIA STERMER
                                      Assistant Vice President


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
                                   SUBSIDIARY GUARANTORS

                                   CHESAPEAKE OPERATING, INC.
                                   LINDSAY OIL FIELD SUPPLY, INC.
                                   SANDER TRUCKING COMPANY, INC.
                                   WHITMIRE DOZER SERVICE, INC.

                                   For each of the above:


                                   By  /s/ AUBREY K. McCLENDON
                                      -------------------------------------
                                      Aubrey K. McClendon
                                      President


                                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership

                                   By:      Chesapeake Operating, Inc., an
                                            Oklahoma corporation, Sole General
                                            Partner


                                   By /s/ AUBREY K. McCLENDON
                                     -----------------------------------------
                                     Aubrey K. McClendon
                                     President



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

                         SECOND SUPPLEMENTAL INDENTURE
                        TO INDENTURE DATED APRIL 1, 1996


                 SECOND SUPPLEMENTAL INDENTURE dated as of December 17th, 1997, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee to the Indenture (as such term is defined in Article I below) and CHESAPEAKE ENERGY LOUISIANA CORPORATION, an Oklahoma corporation ("CELC"), CHESAPEAKE CANADA CORPORATION, an Alberta, Canada corporation ("CCC") and CHESAPEAKE LOUISIANA, L.P., an Oklahoma limited partnership ("CLLP").

                 WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $120,000,000 in aggregate principal amount of the Securities;

                 WHEREAS, the Company has formed CELC, CCC and CLLP as wholly owned Subsidiaries of the Company;

                 WHEREAS, the Board of Directors of the Company has adopted resolutions designating CELC, CCC and CLLP as Restricted Subsidiaries, as that term is defined in the Indenture;

                 WHEREAS, Section 10.03(a) of the Indenture provides, among other things, that the Company will cause each Subsidiary that shall become a Restricted Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms of the Indenture;

                 WHEREAS, Section 10.03(b) of the Indenture provides, among other things, that a Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture which is in form and substance satisfactory to the Trustee and which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officer's Certificate that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person;

                 WHEREAS, the form and substance of this Second Supplemental Indenture are satisfactory to the Trustee;

                 WHEREAS, contemporaneously herewith, there are being delivered to the Trustee an executed Opinion of Counsel and Officers' Certificate proper in form and substance;]

                 WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the

Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for by the Indenture; and

                 WHEREAS, the execution and delivery of this Second Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors, CELC, CCC and CLLP and all actions necessary to make this Second Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

                 NOW, THEREFORE, BY THIS SECOND SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors, CELC, CCC and CLLP covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Second Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Second Supplemental Indenture, the following terms shall have the following meanings:

                 "Indenture" means the Original Indenture, as amended by this Second Supplemental Indenture, relating to the Securities.

                 "Original Indenture" means the Indenture dated as of April 1, 1996, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by that certain First Supplemental Indenture dated as of December 30, 1996.


                                   ARTICLE II

                        ADDITION OF SUBSIDIARY GUARANTOR

                 SECTION 2.1 As a Subsidiary Guarantor, each of CELC, CCC and CLLP hereby: (a) jointly and severally, unconditionally guarantees to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities to the extent lawful, all in accordance with the terms and subject to the limitations of the Indenture as if each of CELC, CCC and CLLP had been an original party thereto; and (b)





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
subjects each of CELC, CCC and CLLP to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.


                                  ARTICLE III

                                 MISCELLANEOUS

                 SECTION 3.1 This Second Supplemental Indenture is a supplemental indenture pursuant to Section 9.01 of the Indenture. Upon execution and delivery of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Second Supplemental Indenture will control.

                 SECTION 3.2 Except as they have been modified in this Second Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

                 SECTION 3.3 This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 SECTION 3.4 This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.


                         CHESAPEAKE ENERGY CORPORATION, an
                         Oklahoma corporation

                         By /s/ AUBREY K. MCCLENDON
                           ---------------------------------------------
                            Aubrey K. McClendon, Chief Executive Officer


                         CHESAPEAKE ENERGY LOUISIANA
                         CORPORATION, an Oklahoma corporation

                         By /s/ AUBREY K. MCCLENDON
                           ---------------------------------------------
                            Aubrey K. McClendon, Chief Executive Officer





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

                                   CHESAPEAKE CANADA CORPORATION, an
                                   Alberta, Canada corporation

                                   By /s/ AUBREY K. MCCLENDON
                                      -----------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                                   CHESAPEAKE LOUISIANA, L.P., an
                                   Oklahoma limited partnership

                                   By    Chesapeake Operating, Inc., an
                                         Oklahoma corporation, Sole General
                                         Partner

                                         By /s/ AUBREY K. MCCLENDON
                                           ------------------------------------
                                           Aubrey K. McClendon,
                                           Chief Executive Officer


                                   UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee

                                   By /s/ PATRICIA STERMER
                                     -------------------------------------------
                                    Name: PATRICIA STERMER
                                         ---------------------------------------
                                    Title: ASSISTANT VICE PRESIDENT
                                          --------------------------------------

                                   SUBSIDIARY GUARANTORS

                                   CHESAPEAKE OPERATING, INC., an Oklahoma
                                   corporation

                                   By  /s/ AUBREY K. MCCLENDON
                                      ------------------------------------------
                                      Aubrey K. McClendon, Chief Executive
                                       Officer


                                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP, an Oklahoma limited partnership

                                   By       Chesapeake Operating, Inc., an
                                            Oklahoma corporation, Sole
                                            General Partner

                                         By /s/ AUBREY K. MCCLENDON
                                           -------------------------------------
                                            Aubrey K. McClendon,
                                            Chief Executive Officer






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